Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Patriot National, Inc.

Fort Lauderdale, FL

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) of our report dated November 21, 2014 (except for the last three paragraphs of Note 12, as to which the date is January 14, 2015) relating to the combined financial statements and schedule of Patriot National, Inc. which is included in the registration statement No. 333-200972 (Form S-1/A) filed with the Securities and Exchange Commission on January 14, 2015.

/s/ BDO USA, LLP

Miami, Florida

January 15, 2015